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                                                                  Exhibit 10(tt)

                               RETENTION AGREEMENT
                               -------------------


         AGREEMENT dated January 29, 1997, between Lockheed Martin Corporation ("LMC") and ___________ (the "Executive").

         WHEREAS, the Executive was previously employed in the capacity of __________ by Loral Corporation ("Loral" or the "Business") and the Executive is considered to be one of the key executives of the Business; and

         WHEREAS Lockheed Martin Corporation believes the continued employment of the Executive will contribute to the success of the consolidation of the Business with LMC and its various subsidiaries (collectively the "Company") and the Executive is willing to provide such services.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable considerations, the parties hereby agree as follows:

1.       Term of Commitment
         ------------------
         Subject to the condition that the Executive has provided, to the satisfaction of LMC at its sole discretion, leadership to the Business prior to April 23, 1996 which enhanced the success of the consolidation of the Business with LMC, the Executive's "term of commitment" under this agreement shall commence on April 23, 1996 and shall terminate on April 30, 1998.

2.       Nature of Company Commitment
         ----------------------------
         (a) The Company shall provide the Executive commencing on April 23, 1996 with a comparable job to the one held at Loral, in terms of basic skills and experience as well as approximately the same position level, status or reporting level. The powers and duties of the Executive are to be more specifically determined and set by the Company from time to time.

         (b) The Executive agrees to serve the Company for the term specified in Paragraph 1. The Executive agrees to devote full business time during normal business hours to the business affairs of the Company and to use best efforts to promote the interests of the Company and to perform faithfully and efficiently the responsibilities assigned in accordance with the terms of this agreement to the extent necessary to discharge such responsibilities, except for periods of vacation and sick leave or other legitimate absences under Company benefit plans and established practices.

3.       Compensation
         ------------
         (a)      Base Salary.  During the term of employment, the Executive
                  -----------
shall receive an annual base salary (the "Base Salary"), payable in equal monthly, semi-
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monthly or biweekly installments, at an annual rate at least equal to the aggregate annual base salary payable to the Executive by Loral as of the date hereof. The Base Salary may be increased at any time and from time to time by action of the Board of Directors of the Company, any committee thereof or any individual having authority to take such action, in accordance with the Company's normal practices. Any increase in the Base Salary shall not serve to limit or reduce any other obligation of the Company hereunder.

         (b)      Annual Bonus.  In addition to the Base Salary, the Executive
                  ------------
shall be awarded for each fiscal year during the term of this Agreement, an annual bonus (pursuant to any bonus plan or program of the Company, any incentive compensation plan or program of the Company, or otherwise) in cash consistent with the terms of the Plan and consistent with the performance of the Executive and the organization to which the Executive is assigned.

         (c)      Additional Bonus.  In the event the Executive is still an
                  ----------------
employee of the Company on April 30, 1998, the Company shall pay the Executive an additional bonus equal to the Executive's then current annualized base salary.

4.       Conflicting Interests
         ---------------------

         During the term of this Agreement, the Executive agrees not to accept any other employment or engage in any outside business or enterprise without the Company's written consent. It is understood, however, that outside activities are not prohibited provided they are legal; do not impair or interfere with the conscientious performance of Company duties and responsibilities; do not involve the misuse of the Company's influence, facilities or other resources; are consistent with the Company's Code of Ethics and Standards of Conduct; and do not reflect negatively upon the good name and reputation of the Company. The Executive agrees to sign a Conflict of Interest statement with the Company. Should the Executive terminate employment under this paragraph, the Additional Bonus will be forfeited as specified in Section 7 below.

5.       Disclosure of Information
         -------------------------

         During the term of this Agreement or thereafter, the Executive shall not reveal any confidential information of the Company to anyone except those employees of the Company entitled to receive such information.

6.       Termination at Will
         -------------------

         Nothing in this Agreement limits the ability of either the Executive or the Company to terminate the employment relationship at will.

7.       Resignation or Termination for Cause
         ------------------------------------

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         If, prior to the completion of the term of commitment, the Executive resigns or the Executive's employment is terminated either by the Company or by the Executive, this Agreement will no longer be in effect. No further payments under this Agreement will be paid. The Executive's right to any termination benefits shall be determined solely under the Loral Corporation Supplemental Severance Program.

8.       Death or Disability of the Executive.
         -------------------------------------

         Notwithstanding any provision to the contrary, this Agreement will automatically terminate upon death or retirement of the Executive. Any illness or disability will be dealt with in accordance with the Company benefit plan provisions.

9.       Non-waiver of Other Rights or Remedies
         --------------------------------------

         No actions taken by the Company under the terms and conditions of this Agreement shall be deemed to be a waiver of any of its other rights or remedies available by taw, in equity or otherwise.

10.      Assumption and Assignability of Agreement
         -----------------------------------------

         The Executive may not delegate, subcontract or otherwise transfer or assign his rights or obligations under this Agreement.

11.      Entire Agreement
         ----------------

         This Agreement supersedes all prior contracts and understandings between the Executive and the Business or the Company related to continuation of employment, and may not be modified, changed or altered except in writing signed by both the Executive and the Company.

12.      Confidentiality
         ---------------

         The Executive shall keep all of the terms and conditions in the Agreement, including amounts, strictly confidential and shall not disclose them to any person at any time other than the Executive's spouse, legal and/or financial advisor(s). Failure to comply with the terms of this Paragraph 12 constitutes a breach of this Agreement and renders the Agreement null and void.

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13.      Governing Law
         -------------

         This Agreement shall be governed in all respects by and in accordance with the laws of the State of Maryland.



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